INTERCHANGE FINANCIAL SERVICES CORPORATION
                             DECLARES CASH DIVIDEND


         Saddle Brook, N.J.--(BUSINESS WIRE)--October 20, 2004 - On October 19, 2004, Interchange Financial Services Corporation, the holding company for Interchange Bank, declared a quarterly cash dividend of $0.125 per common share payable on November 19, 2004, to holders of record as of November 1, 2004. This dividend represents $0.50 per share on an annualized basis. Based upon the closing price of the stock as quoted on October 19, 2004, of $24.11 the yield is 2.07%.

         Interchange Financial Services Corporation is a one-bank holding company, whose principal subsidiary is Interchange Bank, a full-service commercial bank in Saddle Brook, New Jersey, with 29 offices throughout Bergen County. Additional information about Interchange Bank can be found on the Bank's web site at http://www.interchangebank.com.

         Interchange Financial Services Corporation is traded on the NASDAQ National Market under the symbol IFCJ.

         Contact:          Charles T. Field
                           Interchange Financial Services Corp.
                           Saddle Brook, New Jersey 07663
                           201 703-2265
                           or
                           Media Contact:
                           Keating & Co.
                           Vicki Banner, 973-966-1100